Exhibit 10.1

AMENDMENT DATED MARCH 31, 2017, TO THE SECOND

AMENDED LETTER LOAN AGREEMENT AND THE SECOND AMENDED

PROMISSORY NOTE, BOTH DATED NOVEMBER 13, 2014

This Amendment to that certain Second Amended Letter Loan Agreement and that certain Second Amended Promissory Note, both dated December 13, 2014, between CATI Operating, LLC (“CATI”), as assignee of Lucas Energy, Inc. – now known as Camber Energy, Inc. (“CEI”) – and Louise H. Rogers, an individual as her separate property (“Rogers”), is entered into and made effective as of the 31st day of March, 2017, assuming all conditions described below are first met. This document is referred to as the “March 2017 Amendment.”

Recitals

On or about November 18, 2014, to be effective November 13, 2014, CEI and Rogers entered into the Second Amended Letter Loan Agreement (“2d LLA”) and the Second Amended Promissory Note (“2d Note”). On August 12, 2015, CEI and Rogers entered into an amendment to the 2d Note and 2d LLA extending the maturity date to September 13, 2015, and including other changes. On August 28, 2015, CEI and Rogers entered into another amendment to the 2d Note and 2d LLA extending the maturity date to October 31, 2016, and including other changes. On or about December 14, 2015, CEI, Rogers, and CATI entered into several agreements under which CEI assigned all of its oil and gas properties and related rights to CATI and CATI became the assignee of CEI under the 2d LLA and the 2d Note (as well as the other Loan Documents). On October 31, 2016, CATI and Rogers entered into an agreement extending the maturity date of the 2d LLA and the 2d Note to January 31, 2017. On January 31, 2017, CATI and Rogers entered into an agreement extending the maturity date of the 2d LLA and the 2d Note to April 30, 2017. All references to the 2d LLA and the 2d Note include the August 12, 2015 and August 28, 2015, amendments, the December 14, 2015, amendments and assignments, and the October 31, 2016, and January 31, 2017, maturity extension agreements. CATI and Rogers now desire to again extend the maturity date of the 2d LLA and the 2d Note in exchange for good and valuable consideration to Rogers as set forth below.

Terms of March 2017 Amendment

In exchange for CATI’s immediate payments of the amount of $9,000.00 to Rogers and $9,000.00 to Robertson Global Credit, LLC, CATI and Rogers desire to amend the Maturity Date as that term is defined in the 2d LLA and the 2d Note (as previously amended) from April 30, 2017, to July 31, 2017. These payments shall be wired as instructed by counsel for Rogers no later than 12:00 noon on Friday, March 31, 2017. Upon receipt of both of these payments by the intended recipients by this deadline, this March 2017 Amendment becomes effective. If these payments are not made by this deadline, this Amendment is void and of no force or effect.

All capitalized terms in this March 2017 Amendment shall have the meaning given in this document, and if not defined in this document, they shall have the meaning given in the 2d LLA in its Schedule A entitled “Definitions.”

This March 2017 Amendment is intended to be a part of the 2d LLA and the 2d Note (and all of the other Loan Documents) (as amended), effective as of March 31, 2017, assuming all payments described above have been timely made.

CATI and Rogers have duly executed this March 2017 Amendment as of the dates set forth beside their respective signatures.

CATI and Rogers agree that electronic signatures shall bind them to the same extent as an original signature. This March 2017 Amendment may be executed in multiple counterparts, which together create a single document.

CATI Operating, LLC

By Camber Energy, Inc., its sole Member

By:	/s/ Anthony C. Schnur	Date of Signature: March 31, 2017
Anthony C. Schnur, Chief Executive Officer

Louise H. Rogers

/s/ Louise H. Rogers SEC	Date of Signature: March 30, 2017
Louise H. Rogers
By Sharon E. Conway as her attorney-in-fact

Amendment Dated March 31, 2017, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014 Rogers - CATI/March 31, 2017	Page 2 of 2